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                                                                   Exhibit 7

                        JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agreed to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of NHP Incorporated, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: October 30, 1997


APARTMENT INVESTMENT AND                       AIMCO PROPERTIES, L.P.
MANAGEMENT COMPANY
                                               By:    AIMCO-GP, INC.,
By: /s/ Peter Kompaniez                               General Partner
    -------------------------
      Peter Kompaniez                          By: /s/ Peter Kompaniez
      President                                    ------------------------
                                                      Peter Kompaniez
                                                      Vice President

AIMCO-GP, INC.                                 /s/ TERRY CONSIDINE
                                               ----------------------------
By: /s/ Peter Kompaniez                              TERRY CONSIDINE
    -------------------------
      Peter Kompaniez                          /s/ PETER KOMPANIEZ
      Vice President                           ----------------------------
                                                     PETER KOMPANIEZ

AIMCO-LP, INC.

By: /s/ Peter Kompaniez
    -------------------------
      Peter Kompaniez
      Vice President